                                                                     EXHIBIT (H)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1995-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAQ2
                      Class B Certificate CUSIP #25466KAR0


Trust Distribution Date: October 15, 1998  Due Period Ending: September 30, 1998

Pursuant to the Series Supplement dated as of August 1, 1995 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:


1.   Payments for the benefit of Series Investors this Due Period (per $1000 of
     --------------------------------------------------------------------------
     Class Initial Investor Interest)
     --------------------------------

     Series  1995-2                                    Total         Interest       Principal
           Class A    30 days at 6.550000000%     $5.458333333    $5.458333333    $0.000000000

           Class B    30 days at 6.750000000%     $5.625000000    $5.625000000    $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------

  (a) Aggregate Investor Interest                                        $17,987,972,342.65
      Seller Interest                                                     $5,650,197,368.71

      Total Master Trust                                                 $23,638,169,711.36


  (b) Group One Investor Interest                                        $15,437,972,342.65

  (c) Group Two Investor Interest                                         $2,550,000,000.00

  (d) Series 1995-2 Investor Interest                                       $526,316,000.00

  (e) Class A Investor Interest                                             $500,000,000.00

      Class B Investor Interest                                              $26,316,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                              Finance Charge          Principal      Yield
                                                               Collections           Collections   Collections
  (a) Allocation of Collections between Investor and Seller

      Aggregate Investor Allocation.                         $311,805,039.20    $2,508,296,244.18          $0.00

      Seller:                                                 $96,316,739.86      $774,814,023.07          $0.00

  (b) Group One Allocation                                   $267,891,135.76    $2,155,033,579.41          $0.00

  (c) Group Two Allocation                                    $43,913,903.44      $353,262,664.77          $0.00

  (d) Series 1995-2 Allocations                                $9,060,303.50       $72,885,047.93          $0.00

  (e) Class A Allocations                                      $8,611,369.54       $69,273,626.64          $0.00

      Class B Allocations                                        $448,933.96        $3,611,421.29          $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                                Deposits into the
                                 SPFAs This           SPFA        Deposit Deficit     Investment
                                 Due Period          Balance        Amount             Income
     Series 1995-2                  $0.00            $0.00             0.00             $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                                            Total Payments
                                      Amount Paid       Deficit Amount      Through This
                                     This Due Period    This Due Period      Due Period
     Series 1995-2                         $0.00               $0.00                     $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                                             Deposits Into the
                                                               SIFAs This
                                                               Due Period        SIFA Balance
     Series 1995-2                                          $2,877,194.17           $5,754,388.34

7.   Pool Factors
     ------------

                                                                               This Due Period
     Class A                                                                    1.00000000

     Class B                                                                    1.00000000

8.   Investor Charged-Off Amount
     ---------------------------

                                                                                   Cumulative
                                                                              Investor Charged-Off
                                                        This Due Period              Amount
  (a) Group One                                          $113,570,252.31                   $0.00

  (b) Group Two                                           $18,616,939.60                   $0.00

  (c) Series 1995-2                                        $3,841,041.44                   $0.00

  (d) Class A                                              $3,650,719.57                   $0.00

      Class B                                                $190,321.87                   $0.00

9.   Investor Losses This Due Period
     -------------------------------

                                                                               Per $1,000 of
                                                                             Original Invested
                                                              Total              Principal
  (a) Group One                                                 $0.00                  $0.00

  (b) Group Two                                                 $0.00                  $0.00

  (c) Series 1995-2                                             $0.00                  $0.00

  (d) Class A                                                   $0.00                  $0.00

      Class B                                                   $0.00                  $0.00

10.  Reimbursement of Investor Losses This Due Period                         Per $1,000 of
     ------------------------------------------------                       Original Invested
                                                                                Principal
                                                              Total
  (a) Group One                                                 $0.00                 $0.00

  (b) Group Two                                                 $0.00                 $0.00

  (c) Series 1995-2                                             $0.00                 $0.00

  (d) Class A                                                   $0.00                 $0.00

      Class B                                                   $0.00                 $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses                         Per $1,000 of
     ------------------------------------------------                       Original Invested
                                                                                Principal
                                                              Total
  (a) Group One                                                 $0.00                 $0.00

  (b) Group Two                                                 $0.00                 $0.00

  (c) Series 1995-2                                             $0.00                 $0.00

  (d) Class A                                                   $0.00                 $0.00

      Class B                                                   $0.00                 $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

  (a) Group One                                                                $25,945,231.67

  (b) Group Two                                                                 $4,250,000.00

  (c) Series 1995-2                                                               $877,193.33

  (d) Class A                                                                     $833,333.33

      Class B                                                                      $43,860.00

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------

                                                                                As a Percentage
                                                                                  of Class A
                                                                Total           Invested Amount
     Series 1995-2 Class B                                     $34,210,540.00         6.8421%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                            Shared Amount       Class B Amount
     Maximum Amount                                                  $0.00         $15,789,480.00

     Available Amount                                                $0.00         $15,789,480.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                                           $0.00                  $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding   $24,021,453,838.82

                         Delinquent Amount           Percentage of Ending
     Payment Status      Ending Balance              Receivables Outstanding
     30-59 days             $651,395,072.25               2.71%

     60-179 days          $1,134,774,887.95               4.72%

                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee


                                   BY:
                                      -----------------------------

                                             Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1995-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of August 1, 1995 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1995-2 Master Trust Certificates for the Distribution Date occurring on October 15, 1998:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                                     $3,691,232,046.31

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                        $69,273,626.64

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                                  $8,611,369.54

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                 $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                   $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                         $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                   $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                     $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                       $0.00

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                         $3,611,421.29

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                    $448,933.96

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                 $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                   $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                         $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                   $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                     $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                       $0.00

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.


       IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of October, 1998.



                           GREENWOOD TRUST COMPANY
                             as Master Servicer

                           By:
                              -------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer